Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Third-Quarter Results

Note: This document presents results and comparisons on a GAAP basis unless otherwise stated.

Summary
In the third quarter, Intel achieved record revenue and strong profitability. The Data Center Group and Internet of Things Group had record revenue, and the Client Computing Group at 5% year-on-year growth was stronger than our expectations.

GAAP Results and Outlook:
Third quarter revenue of $15.8B was up 9% on a year-on-year basis and was up $0.9B from our original Outlook and up $0.2B from updated expectations. Gross margin of 63.3% was up 3.3 from the original Outlook and up 1.3 points from updated expectations. Client Computing Group revenue was up 5% on a year-on-year basis. Data Center Group revenue was up 10% on a year-on-year basis. Spending on R&D and MG&A for the quarter was $5.1B, down $0.1B from the second quarter. There were $0.4B in restructuring and other charges for the quarter. Operating income for the third quarter was $4.5B, up 6% on a year-on-year basis. The tax rate for the quarter was 21.8%. Net income for the third quarter was $3.4B, up 9% on a year-on-year basis. Earnings per share was $0.69, up 5 cents on a year-on-year basis. During the quarter, we generated $5.8B in cash from operations, purchased $2.5B in capital assets, paid $1.2B in dividends, and repurchased $0.5B of stock. Total debt was $27.6B. As we look forward to the fourth quarter of 2016, we are forecasting the midpoint of the revenue range at $15.7B. We are forecasting the midpoint of the gross margin range for the fourth quarter to be 61%. Spending for the fourth quarter is expected to be $5.2B.

Non-GAAP Results and Outlook:
Third quarter revenue of $15.8B was up 9% on year-on-year basis and was up $0.9B from our original Outlook and up $0.2B from updated expectations. Non-GAAP^ gross margin was 64.8%, up 2.8 points from the original Outlook and up 1.8 points from updated expectations. Non-GAAP operating income for the third quarter was $5.1B, up 18% on a year-on-year basis. Non-GAAP net income for the third quarter was $3.9B, up 21% on a year-on-year basis. Non-GAAP earnings per share was $0.80, up 14 cents on a year-on-year basis.

As we look forward to the fourth quarter of 2016, we are forecasting the midpoint of the revenue range at $15.7B, flat to the third quarter. This forecast is lower than the average seasonal increase for the fourth quarter. We are forecasting the midpoint of the non-GAAP gross margin range to be 63%. Spending for the fourth quarter is expected to be $5.2B.

^ See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measures on page 9-12.

Comparisons to Prior Year:
GAAP Summary:
The third quarter 2016 results when compared to the third quarter from a year ago were the following:

•	Revenue of $15.8B, up $1.3B (+9%) from $14.5B.

•	Gross margin of 63.3%, up 0.3 point from 63.0%.

•	Operating income of $4.5B, up $0.3B (+6%) from $4.2B.

•	Net income of $3.4B, up $0.3B (+9%) from $3.1B.

•	Earnings per share of $0.69, up 5 cents (+8%) from $0.64.

Non-GAAP Summary:
On a non-GAAP basis, the third quarter 2016 results when compared to the third quarter from a year ago were the following:

•	Non-GAAP revenue of $15.8B, up $1.3B (+9%) from $14.5B.

•	Non-GAAP gross margin of 64.8%, up 1.3 points from 63.5%.

•	Non-GAAP operating income of $5.1B, up $0.8B (+18%) from $4.4B.

•	Non-GAAP net income of $3.9B, up $0.7B (+21%) from $3.2B.

•	Non-GAAP earnings per share of $0.80, up 14 cents (+21%) from $0.66.
Third Quarter 2016

Revenue
Revenue of $15.8B was up 17% sequentially and up 9% on a year-on-year basis. Total platform* volumes were up 16% when compared to the second quarter. Total platform* average selling prices were flat over this same time period.

Year-on-Year Comparisons:

•
Client Computing Group had revenue of $8.9B, up 5% with platform volumes down 4% and platform average selling prices up 6%. Desktop platform volumes were down 6% and desktop platform average selling prices were flat. Notebook platform volumes were up 4% and notebook platform average selling prices were up 3%.

•	Data Center Group had revenue of $4.5B, up 10% with platform volumes up 12% and platform average selling prices down 3%.

•	Internet of Things Group had revenue of $689M, up 19%.

•	Non-Volatile Memory Solutions Group had revenue of $649M, down 1%.

•	Intel Security Group had revenue of $537M, up 6% on a GAAP basis and up 6% on a constant currency basis.

•	Programmable Solutions Group had revenue of $425M, up 6 percent when compared to Altera’s results from a year ago.

Quarter-on-Quarter Comparisons:

•	Client Computing Group revenue was up 21% with platform volumes up 17% and platform average selling prices up 2%.

•	Data Center Group revenue was up 13% with platform volumes up 13% and platform average selling prices down 1%.

•	Internet of Things Group revenue was up 20%.

•	Non-Volatile Memory Solutions Group revenue was up 17%.

•	Intel Security Group revenue was flat.

•	Programmable Solutions Group revenue was down 9%.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Gross Margin
Gross margin of 63.3% was up 4.4 points compared to the second quarter, and up 1.3 points to the midpoint of updated expectations and up 3.3 points compared to original expectations.

On a non-GAAP basis, gross margin of 64.8% was up 3.0 points compared to the second quarter, and up 1.8 points to the midpoint of updated expectations and up 2.8 points compared to original expectations.

Gross Margin Reconciliation: Q2'16 GAAP to Q3'16 Non-GAAP (58.9% to 64.8%, up 5.9 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

58.9%		Q2’16 GAAP Gross Margin
+2.0	points:	Higher platform* volume
+1.0	points:	Lower Altera acquisition related adjustments
+1.0	point:	Lower platform* unit costs (primarily on 14nm)
+0.5	point:	Miscellaneous
-0.5	point:	Higher factory start-up costs on 10nm
63.3%		Q3’16 GAAP Gross Margin
+1.5	points:	Amortization of acquisition-related intangibles
64.8%		Q3'16 Non-GAAP Gross Margin

Gross Margin Reconciliation: Q3'16 Original Outlook to Q3'16 (60% +/- couple points to 63.3%, up 3.3 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

60.0%		Q3’16 GAAP Gross Margin Original Outlook
+1.0	point:	Lower platform* unit cost
+1.0	point:	Higher platform* volume (primarily on notebook)
+0.5	point:	Lower platform* write-offs
+0.5	point:	Lower factory start-up costs on 10nm
63.3%		Q3'16 GAAP Gross Margin

Gross Margin Reconciliation: Q3'16 Non-GAAP Original Outlook to Q3'16 Non-GAAP (62% +/- couple points to 64.8%, up 2.8 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

62.0%		Q3’16 Non-GAAP Gross Margin Original Outlook
+1.0	point:	Lower platform* unit cost
+1.0	point:	Higher platform* volume (primarily on notebook)
+0.5	point:	Lower platform* write-offs
+0.5	point:	Lower factory start-up costs
64.8%		Q3'16 Non-GAAP Gross Margin
p Question - Asp - higher tablet mix -

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Gross Margin Reconciliation: Q3'15 to Q3'16 (63.0% to 63.3%, up 0.3 point)
When comparing the third quarter on a year-on-year basis, gross margin was up 0.3 point, primarily due to lower platform* unit costs and higher platform* average selling prices. This was partially offset by higher factory startup costs (primarily on 10nm), Non-Volatile Memory Solutions Group and Altera and other acquisition-related charges.

Non-GAAP Gross Margin Reconciliation: Q3'15 Non-GAAP to Q3'16 Non-GAAP (63.5% to 64.8%, up 1.3 points)
On a non-GAAP basis, when comparing the third quarter year-on-year, gross margin was up 1.3 points primarily due to lower platform* unit costs and higher platform* average selling prices. This was partially offset by higher factory startup costs (primarily on 10nm), and Non-Volatile Memory Solutions Group.
Spending
Spending in the third quarter for R&D and MG&A was $5.1B, down $0.1B from the second quarter. This is lower than the midpoint of updated expectations, driven by deeper cuts associated with our restructuring program partially offset by an increase in profit dependent spending.

Depreciation was $1.5B, in line with expectations.

Amortization of acquisition-related intangibles included in operating expense was $74M, all of which is excluded on a non-GAAP basis.

Restructuring and other charges were $0.4B, all of which is excluded on a non-GAAP basis.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a $144M net loss compared to a $352M net gain in the second quarter. This net loss was higher than the expectation of approximately $75M net loss in our original Outlook and higher than the updated expectation of $125M net loss.

The effective tax rate for the third quarter was 21.8%, higher than our original Outlook and in line with updated expectations.

Balance Sheet and Cash Flow Items
On the balance sheet, we ended the quarter at $17.8B total cash investments^^, up $0.1B from the second quarter. $15.2B of the total $17.8B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the third quarter was $5.8B. During the third quarter, we purchased $2.5B in capital assets, paid $1.2B in dividends, repurchased $0.5B in stock and repaid $1.0B in commercial paper. We ended the quarter with total debt of $27.6B. Total inventories were approximately flat.
Other Items
The total number of employees was at 106K, down approximately 1K employees to the second quarter.

Diluted shares outstanding increased by 11M from the second quarter and increased by 1M shares on a year-on-year basis.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets
^^ Cash and cash equivalents, short-term investments, and trading assets

Outlook
Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 18. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Q4 2016 Outlook

Revenue
Revenue is expected to be $15.7B, plus or minus $500M in the fourth quarter. This forecast is roughly flat to the third quarter and lower than the average seasonal increase for the fourth quarter.

Gross Margin
GAAP gross margin in the fourth quarter is expected to be 61%, plus or minus a couple of points, down 2.3 points from the third quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

63.3%		Q3’16 GAAP Gross Margin
-1.0	point:	Non-Volatile Memory Solutions Group
-1.0	point:	Higher factory start-up costs on 10nm
61.0%		Q4’16 GAAP Gross Margin Outlook

Non-GAAP gross margin in the fourth quarter is expected to be 63%, plus or minus a couple of points, down 1.8 points from the third quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

64.8%		Q3’16 Non-GAAP Gross Margin
-1.0	point:	Non-Volatile Memory Solutions Group
-1.0	point:	Higher factory start-up costs on 10nm
63.0%		Q4’16 Non-GAAP Gross Margin Outlook

Spending
Spending for R&D and MG&A in the fourth quarter is expected to be approximately $5.2B. This is up $0.1B from the third quarter.
Depreciation is forecast to be approximately $1.5B, flat to the third quarter.
Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $40M, all of which is excluded on a non-GAAP basis.
Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be a net loss of approximately $100M, compared to a net loss of $144M in the third quarter.
The tax rate for the fourth quarter is expected to be approximately 22%, flat to the third quarter.

2016 Outlook
The Outlook for full year 2016 does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 18.

Balance Sheet and Cash Flow Items
Capital spending for 2016 is expected to be $9.5B plus or minus $500M, flat to previous expectations.

Restructuring and Other Charges Forecast
As a result of the restructuring and other charges associated with the transaction of the Intel Security Group that was announced in the third quarter, and increased severance costs associated with the restructuring program, we are increasing the restructuring and other charges forecast by $700M to $2.3B. Approximately $1.8B has been realized to-date, with $250M expected in the fourth quarter. The majority of the remaining restructuring and other charges will be realized between now and the middle of 2017.

Forward-Looking Statements
The above statements and any others in this document that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” section of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our proposed transaction with TPG to collaborate to establish McAfee as an independent cybersecurity company are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel and TPG to Collaborate to Establish McAfee as Leading Independent Cybersecurity Company Valued at $4.2 Billion" dated September 7, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES
In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group planned divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Millions)	Q4 2016 Outlook

GAAP Gross Margin Percentage	61%	+/- a couple pct. pts.
Adjustment for amortization of acquisition-related intangibles	2%
Non-GAAP Gross Margin Percentage	63%	+/- a couple pct. pts.

GAAP Amortization of acquisition-related intangibles in operating expenses	$40	approximately
Adjustment for amortization of acquisition-related amortization	(40)
Non-GAAP Amortization of acquisition-related intangibles in operating expenses	$—

($ in Billions)	2016 Full-Year Outlook

GAAP Restructuring and other charges	$2.0	approximately
Adjustment for restructuring and other charges	(2.0)
Non-GAAP Restructuring and other charges	$—

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended			Nine Months Ended
($ in Millions, except per share amounts)	Oct 1, 2016	Jul 2, 2016	Sep 26, 2015	Oct 1, 2016	Sep 26, 2015

GAAP NET REVENUE	15,778	13,533	14,465	43,013	40,441
Deferred revenue write-down	—	—	—	99	—
NON-GAAP NET REVENUE	15,778	13,533	14,465	43,112	40,441

GAAP GROSS MARGIN	9,983	7,973	9,111	26,086	25,089
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	161	—	387	—
Amortization of acquisition-related intangibles	235	235	76	705	271
NON-GAAP GROSS MARGIN	10,218	8,369	9,187	27,242	25,360

GAAP GROSS MARGIN PERCENTAGE	63.3%	58.9%	63.0%	60.6%	62.0%
Deferred revenue write-down, net of cost of sales	—%	—%	—%	—%	—%
Inventory valuation	—%	1.2%	—%	0.9%	—%
Amortization of acquisition-related intangibles	1.5%	1.7%	0.5%	1.7%	0.7%
NON-GAAP GROSS MARGIN PERCENTAGE	64.8%	61.8%	63.5%	63.2%	62.7%

GAAP R&D plus MG&A SPENDING	5,075	5,152	4,837	15,699	14,821
Other acquisition related charges	—	—	—	(100)	—
NON-GAAP R&D plus MG&A SPENDING	5,075	5,152	4,837	15,599	14,821

GAAP OPERATING INCOME	4,462	1,318	4,192	8,348	9,703
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	161	—	387	—
Amortization of acquisition related intangibles	309	324	144	958	469
Restructuring and other charges	372	1,414	14	1,786	367
Other acquisition related charges	—	—	—	100	—
NON-GAAP OPERATING INCOME	5,143	3,217	4,350	11,643	10,539

GAAP NET INCOME	3,378	1,330	3,109	6,754	7,807
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	161	—	387	—
Amortization of acquisition related intangibles	309	324	144	958	469
Restructuring and other charges	372	1,414	14	1,786	367
Other acquisition related charges	—	—	—	100	—
Income tax effect	(173)	(370)	(62)	(675)	(177)
NON-GAAP NET INCOME	3,886	2,859	3,205	9,374	8,466

GAAP DILUTED EARNINGS PER COMMON SHARE	0.69	0.27	0.64	1.39	1.59
Deferred revenue write down, net of cost of sales	—	—	—	0.01	—
Inventory valuation	—	0.03	—	0.08	—
Amortization of acquisition related intangibles	0.06	0.07	0.03	0.19	0.10
Restructuring and other charges	0.08	0.29	—	0.37	0.08
Other acquisition related charges	—	—	—	0.02	—
Income tax effect	(0.03)	(0.07)	(0.01)	(0.14)	(0.04)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	0.80	0.59	0.66	1.92	1.73

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY

Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended			Nine Months Ended
($ in Millions)	Oct 1, 2016	Sep 26, 2015	% Change	Oct 1, 2016	Sep 26, 2015	% Change

GAAP Net Revenue	537	506	6%	1,611	1,473	9%
Constant currency adjustment	(1)			11
Non-GAAP Net Revenue, constant currency adjusted	$536	$506	6%	$1,622	$1,473	10%

GAAP Operating Income	115	97	19%	297	134	122%
Constant currency adjustment	(6)			(8)
Non-GAAP Operating Income, constant currency adjusted	$109	$97	12%	$289	$134	116%